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                                                                    EXHIBIT 10.3

                         AMENDED AND RESTATED AGREEMENT


       THIS AGREEMENT made the 22nd day of November, 2000.

  BETWEEN:

                  DYNACARE INC., a corporation
                  incorporated under the laws of Ontario,

                  (hereinafter referred to as the "Corporation"),

                                                    OF THE FIRST PART,




                  - and -


                  ALBERT J. LATNER, of the City
                  of Toronto, in the Province
                  of Ontario,

                  (hereinafter referred to as the "Chairman Emeritus"),

                                                 OF THE SECOND PART.



       WHEREAS the Chairman Emeritus is currently employed by the Corporation pursuant to the terms of an employment agreement between the Chairman Emeritus and the Corporation made the 4" day of March, 1997 (the "Employment Agreement"); and

       WHEREAS the Corporation and the Chairman Emeritus now wish to enter into an AMENDED AND RESTATED Agreement on the terms and conditions set forth herein;

       NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:


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1.     TERM

       The Corporation shall retain the services of the Chairman Emeritus for a period of two years commencing on the date hereof (the "Term"), unless such appointment shall be terminated earlier as hereinafter provided.

2.     DUTIES

       The Chairman Emeritus shall not be an officer of the Company, and shall only perform and exercise and shall only be required to perform and exercise such duties and such powers as may be assigned to the Chairman Emeritus from time to time by the board of directors of the Corporation. The Corporation acknowledges that the Chairman Emeritus shall not be required to devote substantial time and attention to the business and affairs of the Corporation in satisfaction of his obligations hereunder.

3.     PAYMENTS AND OTHER BENEFITS

       (a) The amount to be paid to the Chairman Emeritus for his services hereunder shall be U.S.$100,000 per annum, which shall include any directors fees to which the Chairman Emeritus may from time to time be entitled with respect to serving as a Director of the Corporation, such amount to be paid in equal bi-weekly instalments in arrears or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

       (b) BENEFITS. The Corporation shall provide the Chairman Emeritus with health and medical benefits equivalent to those currently provided by the Corporation to the Chairman Emeritus. The Chairman Emeritus shall not be permitted to participate in any stock option plan, share purchase plan, retirement plan or similar plan offered by the Corporation.

       (c) OFFICE AND ASSISTANT. The Company will, at its own expense, provide the Chairman Emeritus with the use of an office and an assistant at the Company's Toronto head office.


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4.     TERMINATION

       (a) FOR CAUSE. The Corporation may terminate this Agreement without notice or any payment in lieu of notice for just and sufficient cause recognized by law as such which, without limiting the generality of the foregoing, shall include:

              (i) if the Chairman Emeritus is convicted of a criminal offence involving fraud or dishonesty;


              (ii) if the Chairman Emeritus makes any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation; or

              (iii) if the Chairman Emeritus fails to honour his fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation.

       (b)    FOR DISABILITY/DEATH.


              (i) This Agreement may be terminated on 30 days' notice by the Corporation to the Chairman Emeritus if the Chairman Emeritus becomes permanently disabled. The Chairman Emeritus shall be deemed to have become permanently disabled if in any year during the term of this Agreement, because of ill health, physical or mental disability, or for other causes beyond the control of the Chairman Emeritus, the Chairman Emeritus has been continuously unable or unwilling or has failed to perform the Chairman Emeritus' duties for 180 consecutive days, or if, during any twelve month period, the Chairman Emeritus has been unable or unwilling or has failed to perform his duties for a total of 210 days, consecutive or not.


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              (ii)   This Agreement shall terminate without notice upon the
                     death of the Chairman Emeritus.


       (c) WITHOUT CAUSE. The Corporation may terminate this Agreement at any time without cause provided that in such event the Chairman Emeritus shall be entitled to receive the notice and severance payments set out in subsection 5(b) below.

5.     NOTICE AND SEVERANCE PAYMENTS

       (a) Upon termination of this Agreement: (i) for cause, (ii) by the voluntary termination of this Agreement by the Chairman Emeritus, or (iii) as a result of the permanent disability or death of the Chairman Emeritus, the Chairman Emeritus shall not be entitled to any severance payment.

       (b) If this Agreement is terminated for any reason other than the reasons set out in subsection 5(a) above, the Chairman Emeritus shall be entitled to continue to receive the amounts payable as set out in Subsection 3(a) for the balance of the Term.

              In addition, during such period the Chairman Emeritus shall remain entitled to and shall be provided with, health and medical benefits equivalent to those being received by the Chairman Emeritus pursuant to subsection 3(b) at the effective date of the termination. The payments described in this subsection 5(b) are the only notice and severance payments the Chairman Emeritus will receive in the event of the termination of this Agreement for reasons contemplated in this subsection 5(b) and is inclusive of any entitlement under the Employment Standards Act (Ontario).

6.     CONFIDENTIALITY

       The Chairman Emeritus acknowledges and agrees that:

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       (a)    he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated projects, services, operations, joint ventures, and bidding techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Chairman Emeritus or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

       (b) the Chairman Emeritus owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and

       (c) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Chairman Emeritus and the customers, clients and suppliers of the Corporation by virtue of the Chairman Emeritus' appointment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

       In acknowledgement of the matters described above and in consideration of the payments to be received by the Chairman Emeritus pursuant to this Agreement, the Chairman Emeritus hereby agrees that he will not, during the term of this Agreement and after the expiration hereof, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than a result of disclosure by the Chairman Emeritus.

7.     NON-SOLICITATION AND NON-COMPETITION

       (a) The Chairman Emeritus agrees that during the term of this Agreement and for the period of two years next following the termination of this Agreement, he will not on his own account or as director, representative, employee, or agent for any person, firm, or company be engaged directly or indirectly (except as a shareholder in a publicly traded corporation holding less than 5% of the issued and outstanding securities of any class of such corporation) in any

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              business which is engaged in activities similar to or competing with those of the Corporation (presently being the provision of clinical laboratory services in the United States and Canada, including the ownership and operation of clinical laboratories and the provision of clinical testing services to hospitals and other health care providers under long term or other contractual arrangements, including joint ventures).

       (b) The Chairman Emeritus shall not, during the term of this Agreement and for a period of two (2) years next following the termination of this Agreement, for any reason whatsoever, solicit or seek to obtain orders from or interfere with or endeavour to entice away any client or customer of the Corporation with whom he has come in contact, or of whom he has knowledge, during the course of his service with the Corporation.

       (c)    The Corporation shall be entitled to counter any violation of this section 7 by interim injunction without security and the Chairman Emeritus shall incur full liability to the Corporation for any violation.

       (d) The termination of this Agreement for the purpose of this section 7 shall be the time when the Chairman Emeritus ceases receiving remuneration from the Corporation, whether or not he has stopped functioning at an earlier time.

       (e) The covenants contained in this section 7 are separate and several and the Chairman Emeritus acknowledges that the restrictions herein contained on his activities after such termination of this Agreement are reasonable to protect the business interests of the Corporation and that such agreements are given for valuable consideration and are valid and enforceable.

8.     RETURN OF MATERIALS

       All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and associates that may come into the possession or control of the Chairman Emeritus shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be. On termination of this Agreement for any reason, the Chairman Emeritus agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of the Chairman Emeritus or directly or indirectly under the control of the Chairman Emeritus.

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9.     GENERAL PROVISIONS

       (a) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

       (b) This Agreement and those documents expressly referred to herein constitute the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may be related to the subject matter hereof in any way.

       (c) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

       (d) All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of Ontario, without giving effect to any choice of law or conflict of law provision or rule (whether of Ontario or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Ontario.

       (e) Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including legal fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favour. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

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       (f)    Neither party may assign, pledge or encumber his or its interest in this Agreement nor assign any of his or its rights or duties under this Agreement without the prior written consent of the other party.

       (g) This Agreement shall be binding on and enure to the benefit of the successors and permitted assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Chairman Emeritus.

       (h) Any notice or other commune on required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lockout or otherwise, a notice sent by prepaid registered mall shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:

              (i)  If to the Corporation:

                   20 Eglinton Avenue West
                   Suite 1600
                   Toronto, Ontario
                   M4R 2H1

                   with a copy to:

                   Golder, Thoma, Cressey, Rauner, Inc.
                   6100 Sears Tower
                   Chicago, Illinois
                   60606 6402

                   Attention:  Bruce Rauner



                                       -8-

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              (ii) If to the Chairman Emeritus:

                   20 Eglinton Avenue West
                   Suite 1600
                   Toronto, Ontario
                   M4R 2H 1

                   Attention: Albert J. Latner

       (i) The Chairman Emeritus hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this Agreement. The Chairman Emeritus further acknowledges that he has read this Agreement, understands this Agreement, and agrees to be bound by this Agreement.




                                       -9-

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       IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


SIGNED, SEALED AND                   )     DYNACARE INC.
       DELIVERED                     )
                                     )
                                     )     By: /s/ Harvey A. Shapiro
                                     )        ----------------------------------
                                     )        Name:  Harvey A. Shapiro
                                     )        Title: Chief Executive Officer
                                     )
    [ILLEGIBLE]                      )     /s/ Albert J. Latner
------------------------------------ )     -------------------------------------
Witness                              )     Albert J. Latner


































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